Exhibit 99.1

SUEZ LYONNAISE DES EAUX TO ACQUIRE UNITED WATER                           PAGE 1





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

UNITED WATER [LOGO]                                         SUEZ LYONNAISE DES EAUX [LOGO]

Media Inquiries:  Denis Boulet                              Media Inquiries:  Carolyn Iglesias
                  Suez Lyonnaise des Eaux                                     United Water Resources
                  Tel: +33 1 40 06 65 30                                      Tel: 201/767-2836

Analysts' Inquiries:  Isabelle Joue-Pastre
                      Tel: +33 1 40 06 66 37

         Web site:  www.suez-lyonnaise-eaux.fr or           Web site:  www.unitedwater.com
                    www.suez-lyonnaise-eaux.com

         U.S. Contacts:  Investors: Betsy Brod              Ticker:  Bloomberg:  LY FP
                         Media: Brian Maddox                         Reuters:    LYOE.PA
                         Morgen-Walke Associates, Inc.               Dow Jones:  S.SLX
                         212/850-5600
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FOR IMMEDIATE RELEASE

         SUEZ LYONNAISE DES EAUX TO ACQUIRE UNITED WATER RESOURCES

          o Builds major water services and wastewater management operations in the U.S. with revenues of nearly $2 billion

          o Strengthens strategic alliance forged in 1994

Paris, France and Harrington Park, N.J., August 23, 1999 -- Suez Lyonnaise des Eaux (LY: Paris Bourse), a world leader in private infrastructure services, and United Water Resources Inc. (NYSE: UWR), the second-largest water services company in the U.S., today announced a definitive agreement for Suez Lyonnaise des Eaux to acquire the shares of United Water it does not already own in an all-cash transaction. Suez Lyonnaise des Eaux currently owns 30.1% of the issued common shares of United Water Resources as well as convertible preferred stock convertible into approximately 2.8% of the outstanding common stock. This acquisition represents an important step in Suez Lyonnaise des Eaux' continuing strategy to build a private infrastructure company that competes and serves customers on a global basis.

Upon completion of the transaction, Suez Lyonnaise des Eaux will have worldwide water and wastewater revenues of more than $7.4 billion. The acquisition of United Water Resources gives Suez Lyonnaise des Eaux a strengthened platform to expand its core water services business in the rapidly growing U.S.
market.




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SUEZ LYONNAISE DES EAUX TO ACQUIRE UNITED WATER                           PAGE 2



Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, United Water Resources shareholders will receive $35.00 in cash for each United Water share held. The transaction values all of the issued common shares of United Water at $1.36 billion ($0.90 billion for 67%). Suez Lyonnaise des Eaux will assume approximately $0.80 billion in net debt and preferred stock. The agreement permits United Water to increase its regular quarterly dividend and to pay a special dividend at closing for an aggregate dividend increase of 48 cents per share. The total cash to be paid to United Water shareholders is $35.48, including the dividend increases, representing a premium of approximately 54% to United Water's price of $23.06 on August 12. The transaction is expected to close during the first half of 2000.

United Water Resources, which provides water and wastewater services to 7.5 million people in 19 states, reported revenues of $356 million in 1998. Suez Lyonnaise des Eaux has held a significant equity stake in United Water since 1994 and, in 1997, both companies created jointly owned United Water Services to compete for non-regulated water and wastewater management contracts in North America. The joint venture, which is owned on a 50-50 basis by Suez Lyonnaise des Eaux and United Water Resources, has annualized revenues of approximately $160 million and has been successful in winning 35 contracts in 16 states, including significant wins in Atlanta, Indianapolis, Milwaukee and Gary, Indiana.

Following the transaction, United Water will become a wholly owned subsidiary of Suez Lyonnaise des Eaux but will retain its corporate identity.

Gerard Mestrallet, Chief Executive Officer of Suez Lyonnaise des Eaux, said, "The combination of United Water's U.S. operations with our global water services business creates an entity that is unparalleled with respect to its breadth of services, geographic reach and technological know-how. Water services is one of our fast-growing core businesses and the acquisition of United Water gives Suez Lyonnaise des Eaux an ideal platform for continued growth in the rapidly growing North American market."

"United Water is a well-respected leader in the U.S. with a long and distinguished heritage, and we want to continue to enhance its ability to serve its customers," continued Mr. Mestrallet. "As communities across the U.S. strive to keep pace with environmental regulations, we can assist by continuing to share our advanced technologies and management skills to meet their unique needs."

Donald L. Correll, Chairman and Chief Executive Officer of United Water Resources, said, "This transaction represents a tremendous opportunity for our company, our shareholders, our customers and our employees. Since 1994, United Water Resources and Suez Lyonnaise des Eaux have enjoyed an outstanding relationship that is enabling utility customers and communities to benefit from the vast experience and world-renowned research capabilities of Suez Lyonnaise des Eaux. We remain committed to delivering the same high level of service to our customers."

Mr. Correll, who will remain Chairman and CEO of United Water Resources following the transaction, continued, "This merger is a logical extension of our strong and successful strategic alliance with Suez



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SUEZ LYONNAISE DES EAUX TO ACQUIRE UNITED WATER                           PAGE 3



Lyonnaise des Eaux. We look forward to leveraging our combined resources to meet the growing needs of municipal and industrial customers in the U.S., and to building on United Water Resources's 130-year tradition of providing premier water quality and service to communities. We will continue to pursue public-private partnerships, where we are already saving U.S. cities more than $1 billion over the lives of the contracts."

Suez Lyonnaise des Eaux expects this transaction to be value-creating and immediately accretive to cash flow in the first year and to be accretive to earnings beginning in the third year, after goodwill amortization.

The United Water Resources transaction is subject to United Water shareholder approval and customary regulatory approvals in the United States, including the approval of the public utilities commissions of the states in which United Water owns regulated utilities. Suez Lyonnaise des Eaux stated that it expects to fund the United Water transaction from internal resources and existing bank facilities. Rothschild Inc. and Rothschild & Cie. acted as financial adviser to Suez Lyonnaise des Eaux. Morgan Stanley Dean Witter & Co. acted as financial adviser to United Water.

On August 20, 1999, Suez Lyonnaise des Eaux announced its intention to launch simultaneous tender offers for Tractebel and SITA, leaders in energy and waste management, respectively. Suez Lyonnaise des Eaux already holds majority equity stakes in both companies. Suez Lyonnaise des Eaux has long stated its resources will be directed toward building three core businesses: energy, water, wastewater and waste management.

Mr. Mestrallet commented, "By proceeding with tender offers for the shares we do not currently own in SITA and Tractebel, we are taking critical steps toward realizing our long-term objective of developing a powerful private infrastructure company capable of competing and serving customers on a global basis."

On June 15, Suez Lyonnaise des Eaux announced an agreement to acquire Calgon, a worldwide leader in water conditioning. On June 28, 1999, Suez Lyonnaise des Eaux announced its plan to acquire Illinois- based Nalco Chemical Company, the world's largest provider of chemical water treatment services and products. The tender offer is scheduled to expire on September 9, 1999.

With annual revenues of $32.5 billion, Suez Lyonnaise des Eaux is a world leader in private infrastructure services, with operations in more than 12 countries. The Company is a market leader in the water sector supplying drinking water to 77 million people and providing wastewater services to 52 million people.

United Water is a holding company engaged in water-related businesses and real estate investments with a history that dates back to 1869. As the nation's second-largest water services company, United Water provides water and wastewater services through its regulated utilities and non-regulated municipal contract operations to more than 7.5 million people in over 400 communities in 19 states. The company has been continuously listed on the New York Stock Exchange since 1889 and has paid cash dividends on its common stock continuously since 1886.



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SUEZ LYONNAISE DES EAUX TO ACQUIRE UNITED WATER                           PAGE 4



Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Water's business which are not historical facts are forward-looking statements that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the United Water annual report or Form 10-K for the most recently ended fiscal year.

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